Exhibit 99.1
Thermadyne Holdings to Begin Trading on NASDAQ
ST. LOUIS—(BUSINESS WIRE)—Thermadyne Holdings Corporation’s common stock (THMD.OB) will be traded on the NASDAQ system effective October 9, 2007, under the symbol THMD.
“We adopted a long-term turnaround business plan in 2004. It involves sweeping and simultaneous change in strategy, organization and culture,” said Thermadyne Chairman and Chief Executive Officer, Paul D. Melnuk. “Establishing financial credibility has been a cornerstone of that plan. The NASDAQ listing is gratifying and together with the improving financial results, the increased financial flexibility and terms our lenders are providing and the performance of our bond and stock price over the last year shows that we are making very real progress,” he added.
“We are thrilled to have Thermadyne Holdings among our 3,200 NASDAQ-listed companies,” said NASDAQ’s Senior Vice President of Capital Markets, Bob McCooey. “We applaud their impressive business turnaround and look forward to a longstanding partnership.”
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares will trade on the NASDAQ system under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.
Contacts
Thermadyne Holdings Corporation
Donna Lee, 636-728-3189